EXHIBIT 11

                                            ANDREW CORPORATION
                                     COMPUTATION OF EARNINGS PER SHARE
                                  (In thousands, except per share amounts)
                                           Three Months Ended
                                               December 31
                                         ----------------------
                                            1995         1994
                                         ---------     --------
PRIMARY EARNINGS PER SHARE
Average shares outstanding                  39,019       38,348

Net effect of dilutive stock options--
  based on the treasury stock method
  using average market price                   597        1,071
                                          --------     --------
TOTAL                                       39,616       39,419
                                          ========     ========
Net income                                $ 15,727     $ 11,234
                                          ========     ========
Per share amount                          $    .40     $    .28
                                          ========     ========

FULLY DILUTED EARNINGS PER SHARE (NOTE)

Average shares outstanding                  39,019       38,348

Net effect of dilutive stock options--
  based on the treasury method
  using average market price                   597        1,087
                                          --------     --------
TOTAL                                       39,616       39,435
                                          ========     ========
Net income                                $ 15,727     $ 11,234
                                          ========     ========
Per share amount                          $    .40     $    .28
                                          ========     ========

NOTE: This calculation is submitted in accordance with the Securities Exchange Act of 1934 Release No. 9038 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.